Exhibit 1.2

Execution Version

ALTRIA GROUP, INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

May 4, 2020

ALTRIA GROUP, INC.

PHILIP MORRIS USA INC.

6601 West Broad Street

Richmond, Virginia 23230

Attention:	Daniel J. Bryant

Vice President and Treasurer

Dear Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of November 4, 2008 in connection with Altria Group, Inc.’s and Philip Morris USA Inc.’s registration statement on Form S-3 (No. 333-221133) and which is incorporated herein by reference (the “Underwriting Agreement”), the following securities (“Securities”) on the following terms:

Debt Securities

Title:

2.350% Notes due 2025 (the “2025 Notes”), 3.400% Notes due 2030 (the “2030 Notes”) and 4.450% Notes due 2050 (the “2050 Notes” and, together with the 2025 Notes and the 2030 Notes, the “Notes”).

Principal Amount:

In the case of the 2025 Notes, $750,000,000.

In the case of the 2030 Notes, $750,000,000.

In the case of the 2050 Notes, $500,000,000.

Interest Rate:

In the case of the 2025 Notes, 2.350% per annum from May 6, 2020, payable semi-annually in arrears on May 6 and November 6, commencing November 6, 2020, to holders of record on the preceding April 21 or October 21, as the case may be.

In the case of the 2030 Notes, 3.400% per annum from May 6, 2020, payable semi-annually in arrears on May 6 and November 6, commencing November 6, 2020, to holders of record on the preceding April 21 or October 21, as the case may be.

In the case of the 2050 Notes, 4.450% per annum from May 6, 2020, payable semi-annually in arrears on May 6 and November 6, commencing November 6, 2020, to holders of record on the preceding April 21 or October 21, as the case may be.

Maturity:

In the case of the 2025 Notes, May 6, 2025.

In the case of the 2030 Notes, May 6, 2030.

In the case of the 2050 Notes, May 6, 2050.

Currency of Denomination:

United States Dollars ($).

Currency of Payment:

United States Dollars ($).

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with The Depository Trust Company, including its participants, Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank SA/NV (“Euroclear”), or their respective designated custodian, as the case may be, in denominations of $2,000 and $1,000 integral multiples thereof.

Change of Control:

Upon the occurrence of both (i) a change of control of the Company and (ii) the Notes ceasing to be rated investment grade by each of Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC, a division of S&P Global Inc., and Fitch Ratings Inc. within a specified period, the Company will be required to make an offer to purchase the Notes of each series at a price equal to 101% of the aggregate principal amount of the Notes of such series, plus accrued and unpaid interest to the date of repurchase as and to the extent set forth under the caption “Description of Notes—Repurchase Upon Change of Control Triggering Event” in the prospectus supplement.

Conversion Provisions:

None.

Optional Tax Redemption:

The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the prospectus supplement.

Optional Redemption:

Prior to April 6, 2025 (the date that is one month prior to the scheduled maturity date for the 2025 Notes), the Company may, at its option, redeem the 2025 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2025 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after April 6, 2025 (the date that is one month prior to the scheduled maturity date for the 2025 Notes), the Company may, at its option, redeem the 2025 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2025 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to February 6, 2030 (the date that is three months prior to the scheduled maturity date for the 2030 Notes), the Company may, at its option, redeem the 2030 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2030 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after February 6, 2030 (the date that is three months prior to the scheduled maturity date for the 2030 Notes), the Company may, at its option, redeem the 2030 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to November 6, 2049 (the date that is six months prior to the scheduled maturity date for the 2050 Notes), the Company may, at its option, redeem the 2050 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2050 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after November 6, 2049 (the date that is six months prior to the scheduled maturity date for the 2050 Notes), the Company may, at its option, redeem the 2050 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2050 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Notice of any redemption will be mailed at least 15 days but not more than 45 days before the redemption date to each holder of Notes to be redeemed. If money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the Notes (or such portions thereof) called for redemption and such Notes will cease to be outstanding.

Sinking Fund:

None.

Guarantor:

Philip Morris USA Inc.

In addition to the Events of Default set forth in the Indenture, dated as of November 4, 2008 (the “Indenture”) among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as and to the extent set forth under the caption “Description of Notes—Subsidiary Guarantee” in the prospectus supplement, each of the following will constitute an Event of Default (within the meaning of the Indenture) with respect to the Notes: (i) the Guarantor or a court takes certain actions relating to bankruptcy, insolvency or reorganization of the Guarantor and (ii) the Guarantor’s guarantee with respect to the Notes is determined to be unenforceable or invalid or for any reason ceases to be in full force and effect as permitted by the Indenture of the Guarantee Agreement, or the Guarantor repudiates its obligations under such guarantee.

Listing:

None.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay Additional Amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the prospectus supplement.

Purchase Price:

In the case of the 2025 Notes, 99.358% of the principal amount, plus accrued interest, if any, from May 6, 2020.

In the case of the 2030 Notes, 99.039% of the principal amount, plus accrued interest, if any, from May 6, 2020.

In the case of the 2050 Notes, 98.323% of the principal amount, plus accrued interest, if any, from May 6, 2020.

Expected Reoffering Price:

In the case of the 2025 Notes, 99.958% of the principal amount, plus accrued interest, if any, from May 6, 2020.

In the case of the 2030 Notes, 99.689% of the principal amount, plus accrued interest, if any, from May 6, 2020.

In the case of the 2050 Notes, 99.198% of the principal amount, plus accrued interest, if any, from May 6, 2020.

Names and Addresses of the Representatives of the Several Underwriters:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

United States

Attention: Syndicate Registration

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

United States

Attention: Registration Department

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Investment Banking Division

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Attention: Debt Capital Markets / Chief Legal Officer, U.S.

The respective principal amounts of the Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1.    For purposes of the Underwriting Agreement, the “Applicable Time” is 4:15 p.m. New York City time, on the date of this Terms Agreement.

2.    Subsection (i) of Section 2 of the Underwriting Agreement is hereby amended as follows:

“(i) There are no pending or to the Company’s knowledge, threatened, actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that are required to be disclosed in the Pricing Prospectus and the Prospectus that are not so disclosed. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator against the Company, any of its subsidiaries or any of their respective properties or, to the knowledge of the Company, Cronos Group Inc. (“Cronos”) or any of its properties with respect to the Controlled Substances Act of the United States, 21 U.S.C. § 801 et seq. (the “Controlled Substances Act”), the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.) (the “Civil Asset Forfeiture Reform Act”) or any related applicable Money Laundering Laws (as defined below) (in each case, solely as it relates to an alleged violation of the Controlled Substances Act) is pending or, to the knowledge of the Company, threatened.”

3.    Subsection (t) of Section 2 of the Underwriting Agreement is hereby added as follows:

“(t)    Each of the Company and its subsidiaries and, to the knowledge of the Company, Cronos are in compliance with the Controlled Substances Act and the Civil Asset Forfeiture Reform Act (as it relates to the Controlled Substances Act) and all related applicable Money Laundering Laws, in each case, to the extent noncompliance with such laws and regulations would materially adversely affect the financial condition or operations of the Company, its subsidiaries and Cronos taken as a whole. The Company shall not, and shall cause its subsidiaries to not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, for any business purposes or other activity that is in contravention of the Controlled Substances Act and the Civil Asset Forfeiture Reform Act (as it relates to the Controlled Substances Act) and all related applicable Money Laundering Laws.”

4.    For purposes of Section 5(d)(xi) of the Underwriting Agreement, the descriptions of contracts and other documents referred to in such counsel’s opinion shall include, but not be limited to, the information appearing under the captions “The Company,” “Description of Debt Securities,” “Description of Guarantees of Debt Securities,” “Description of Notes,” and “Underwriting (Conflicts of Interest)” in the prospectus supplement.

5.    For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company and Philip Morris USA Inc. by the Underwriters for use in the prospectus supplement consists of the following information: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting (Conflicts of Interest)” in the prospectus supplement and the information contained in the sixth, seventh, eighth, tenth, thirteenth and fourteenth paragraphs under the caption “Underwriting (Conflicts of Interest)” in the prospectus supplement.

6.    Section 13 of the Underwriting Agreement is hereby amended as follows:

“13. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to the Terms Agreement or any document to be signed in connection with the Terms Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.”

7.    Section 14 of the Underwriting Agreement is hereby added as follows:

“14. Recognition of the U.S. Special Resolution Regimes

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

8.    Notwithstanding and to the exclusion of any other term of this agreement, the Underwriting Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, each party acknowledges, accepts, and agrees to be bound by:

(a)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this agreement and the Underwriting Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)    the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)    the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations);

(iii)    the cancellation of the BRRD Liability; and

(iv)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)    the variation of the terms of this agreement and the Underwriting Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(c)    As used in this Section 8,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

(d)    For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase Securities hereunder constitutes a BRRD Liability and such Underwriter does not, on the Closing Date, purchase the full amount of the Notes that it has agreed to purchase hereunder due to the exercise by the Relevant Resolution Authority of its powers under the relevant Bail-in Legislation with respect to such BRRD Liability, such Underwriter shall be deemed, for all purposes of Section 7 of the Underwriting Agreement, to have defaulted on its obligation to purchase such Notes that it has agreed to purchase hereunder but has not purchased, and Section 7 of the Underwriting Agreement shall remain in full force and effect with respect to the obligations of the other Underwriters.

The Closing will take place at 9:00 a.m., New York City time, on May 6, 2020, at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166 (unless another location shall be agreed to by the Company and the Underwriters).

The Securities will be made available for checking and packaging at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166 (unless another location shall be agreed to by the Company and the Underwriters) at least 24 hours prior to the Closing Date.

[remainder of page intentionally left blank]

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours, Acting as Representatives of the several Underwriters
BARCLAYS CAPITAL INC.
By:	/s/ Meghan M. Maher
Name:	Meghan M. Maher
Title:	Managing Director

[Signature Page to Terms Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

[Signature Page to Terms Agreement]

GOLDMAN SACHS & CO. LLC
By:	/s/ Adan T. Greene
Name:	Adam T. Greene
Title:	Managing Director

[Signature Page to Terms Agreement]

MORGAN STANLEY & CO. LLC
By:	/s/ Ian Drewe
Name:	Ian Drewe
Title:	Executive Director

[Signature Page to Terms Agreement]

SCOTIA CAPITAL (USA) INC.
By:	/s/ Michael Ravanesi
Name:	Michael Ravanesi
Title:	Managing Director & Head

[Signature Page to Terms Agreement]

Accepted:

ALTRIA GROUP, INC.

By:	/s/ Daniel J. Bryant
Name:	Daniel J. Bryant
Title:	Vice President and Treasurer

PHILIP MORRIS USA INC.

By:	/s/ Neil A. Simmons
Name:	Neil A. Simmons
Title:	Vice President, Chief Financial Officer and Treasurer

[Signature Page to Terms Agreement]

SCHEDULE A

DEBT SECURITIES

	Principal Amount of
Underwriter	2.350% Notes due 2025	3.400% Notes due 2030	4.450% Notes due 2050
Barclays Capital Inc.	$123,750,000	$123,750,000	$82,500,000
Goldman Sachs & Co. LLC	$123,750,000	$123,750,000	$82,500,000
Citigroup Global Markets Inc	$90,000,000	$90,000,000	$60,000,000
Morgan Stanley & Co. LLC	$90,000,000	$90,000,000	$60,000,000
Scotia Capital (USA) Inc.	$90,000,000	$90,000,000	$60,000,000
Credit Suisse Securities (USA) LLC	$30,000,000	$30,000,000	$20,000,000
Deutsche Bank Securities Inc.	$30,000,000	$30,000,000	$20,000,000
J.P. Morgan Securities LLC	$30,000,000	$30,000,000	$20,000,000
Mizuho Securities USA LLC	$30,000,000	$30,000,000	$20,000,000
Santander Investment Securities Inc.	$30,000,000	$30,000,000	$20,000,000
U.S. Bancorp Investments, Inc.	$30,000,000	$30,000,000	$20,000,000
Wells Fargo Securities, LLC	$30,000,000	$30,000,000	$20,000,000
Banca IMI S.p.A.	$15,000,000	$15,000,000	$10,000,000
Loop Capital Markets LLC	$3,750,000	$3,750,000	$2,500,000
Siebert Williams Shank & Co., LLC	$3,750,000	$3,750,000	$2,500,000

Total	$750,000,000	$750,000,000	$500,000,000

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None

(b)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final Term Sheet, attached as Schedule C hereto

(c)	Additional Documents Incorporated by Reference: None

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-221133

FINAL TERM SHEET

Dated May 4, 2020

2.350% Notes due 2025

3.400% Notes due 2030

4.450% Notes due 2050

Issuer:	Altria Group, Inc.

Guarantor:	Philip Morris USA Inc.

Aggregate Principal Amount:	2025 Notes: $750,000,000 2030 Notes: $750,000,000 2050 Notes: $500,000,000

Maturity Date:	2025 Notes: May 6, 2025 2030 Notes: May 6, 2030 2050 Notes: May 6, 2050

Coupon:	2025 Notes: 2.350% 2030 Notes: 3.400% 2050 Notes: 4.450%

Interest Payment Dates:	2025 Notes: Semi-annually on May 6 and November 6, commencing November 6, 2020
2030 Notes: Semi-annually on May 6 and November 6, commencing November 6, 2020
2050 Notes: Semi-annually on May 6 and November 6, commencing November 6, 2020

Price to Public:	2025 Notes: 99.958% of principal amount 2030 Notes: 99.689% of principal amount 2050 Notes: 99.198% of principal amount

Benchmark Treasury:	2025 Notes: 0.375% UST due April 30, 2025 2030 Notes: 1.500% UST due February 15, 2030 2050 Notes: 2.375% UST due November 15, 2049

Benchmark Treasury Yield:	2025 Notes: 0.359% 2030 Notes: 0.637% 2050 Notes: 1.299%

Spread to Benchmark Treasury:	2025 Notes: +200 bps 2030 Notes: +280 bps 2050 Notes: +320 bps

Yield to Maturity:	2025 Notes: 2.359% 2030 Notes: 3.437% 2050 Notes: 4.499%

Optional Redemption:

2025 Notes: Make-whole call at T+30 bps prior to April 6, 2025; par call on or after April 6, 2025

2030 Notes: Make-whole call at T+45 bps prior to February 6, 2030; par call on or after February 6, 2030
2050 Notes: Make-whole call at T+50 bps prior to November 6, 2049; par call on or after November 6, 2049

Trade Date:	May 4, 2020

Settlement Date (T+2):	May 6, 2020

CUSIP / ISIN:	2025 Notes: CUSIP: 02209S BH5 ISIN: US02209SBH58 2030 Notes: CUSIP: 02209S BJ1 ISIN: US02209SBJ15 2050 Notes: CUSIP: 02209S BK8 ISIN: US02209SBK87

Listing:	None.

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC Scotia Capital (USA) Inc.

Senior Co-Managers:

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA Inc.

Santander Investment Securities Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers:	Banca IMI S.p.A. Loop Capital Markets LLC Siebert Williams Shank & Co., LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-603-5847, Citigroup Global Markets Inc. toll free at 1-800-831-9146, Goldman Sachs & Co. LLC toll free at 1-866-471-2526, Morgan Stanley & Co. LLC toll free at 1-866-618-1649, and Scotia Capital (USA) Inc. toll free at 1-800-372-3930.